                                                                    Exhibit 99.1


                        [INSURANCE AUTOS AUCTION  LOGO]







AT THE COMPANY:                           AT ASHTON PARTNERS:
Scott Pettit                              Chris Kettmann
Chief Financial Officer                   General Inquiries
847-839-4040                              312-553-6716
www.iaai.com



FOR IMMEDIATE RELEASE
FRIDAY, FEBRUARY 27, 2004




            INSURANCE AUTO AUCTIONS ANNOUNCES FOURTH QUARTER RESULTS


SCHAUMBURG, ILL., FEBRUARY 27, 2004--INSURANCE AUTO AUCTIONS, INC. (NASDAQ:
IAAI), a leading provider of automotive salvage and claims processing services in the United States, today reported a net loss for the quarter ended December 28, 2003. The Company recorded a net loss of $0.3 million, or a loss of $0.03 per diluted share, versus net earnings of $0.5 million, or $0.04 per diluted share, for the same quarter a year ago.

Revenues for the quarter were $51.1 million compared with $52.4 million in the fourth quarter of 2002. The decline in revenues was primarily due to the Company's shift away from vehicles sold under the purchase agreement method and lower volumes on a same-store basis. The purchase agreement method accounted for 4 percent of the total vehicles sold this quarter versus 8 percent for the same quarter one year earlier. Under the purchase agreement method, the entire purchase price of the vehicle is recorded as revenue, compared to the lower-risk, consignment fee-based arrangements, where only the fees collected on the sale of the vehicle are recorded as revenue. Fee income in the fourth quarter increased to $43.5 million versus $39.4 million in the fourth quarter of last year.

"Our fourth quarter results were in-line with our internal expectations," said Tom O'Brien, CEO. "As the quarter progressed, we were also encouraged by signs of a strengthening operating environment, which included higher incoming volumes and higher proceeds for our customers, and positive market share trends. Finally, during the quarter we completed the conversion of our eagerly anticipated IT system throughout the organization, which we expect to drive additional efficiencies and profits for IAA going forward."

FULL-YEAR 2003 RESULTS

The Company reported full-year 2003 net earnings of $2.3 million, or $0.20 per diluted share, versus net earnings of $4.0 million, or $0.32 cents per diluted share, for 2002. The primary reasons for the decline included higher-than-expected business transformation costs during the year associated with the new IT system and lower volumes, consistent with industry trends.

Revenues for the year were $209.7 million, a 10 percent decline from revenues of $234.2 million in 2002. Similar to the fourth quarter, the decline in annual revenues was primarily attributable to the change in revenue mix, stemming from the move away from the purchase agreement method of sale. For the year, the purchase agreement method accounted for 6 percent of the total vehicles sold versus 10 percent in 2002.

"The past year, which represented a period of continued transition and overall improvement at IAA, was extremely difficult due to challenges related to rolling out the new system and lower industry volumes," said O'Brien. "While our financial results were clearly below our original expectations, we met our revised full-year guidance estimates and remained profitable throughout a difficult market. We also demonstrated positive market share trends that bode well for the future. We added eight new branches during the year and continued to invest in our existing infrastructure in order to grow the profitability of our core business. Furthermore, we completed the Company's largest infrastructure enhancement ever with the implementation of our new industry-wide IT system, significantly changing the face of IAA for the better. This specific initiative took more than two years to complete and will help drive better products and services for our customers in the quarters ahead."

LEVERAGING IAA'S IMPROVED INFRASTRUCTURE

"The strategic initiatives that we executed on over the past year have put IAA in a much stronger competitive position than it was a year ago," said O'Brien. "Our technology system is already contributing to better visibility for our management team and employees and, as a result, we are now able to better meet the needs of our customers. Furthermore, we continued to show our commitment to cost effectively expanding the business through the addition of new facilities and made the necessary investment to keep our existing operations up-to-date. Each of these achievements makes IAA a more attractive partner for both our insurance company suppliers and our buyers."

Remaining committed to its strategic expansion strategy, IAA announced eight new facilities in 2003, bringing the Company's branch total to 74 facilities at year-end. New greenfield facilities were announced in Dothan, Alabama, and Little Rock, Arkansas, each of which cost effectively leverages the Company's existing regional coverage. IAA also announced acquisitions in Buffalo and Rochester, New York, Wilmington, North Carolina, Wichita, Kansas, Orlando, Florida and Salt Lake City, Utah. These acquisitions represent solid businesses that enhanced the Company's geographic coverage in a cost effective manner and generated immediate profits and cash flow on invested capital. Most recently, IAA announced a new greenfield facility in Tucson, Arizona, which leverages the Company's current coverage in Phoenix.

"In the coming months we will be placing a major focus on fully leveraging the new IT system that we have spent such a considerable amount of time and money developing and rolling out throughout the organization," said O'Brien. "We are already recognizing its benefits from a visibility and customer service standpoint, and the anticipated cost savings are also beginning to present themselves. In addition, we will continue to invest in our existing facilities and will attempt to identify new expansion opportunities that offer our shareholders an acceptable return on their investment." O'Brien concluded, "Although the past two years have been very challenging due to the massive transformation we underwent as a company, IAA has been strengthened considerably as a result of our efforts. Now that the Company's foundation has been solidified, we are excited about the new opportunities that will arise with our enhanced technology and infrastructure, combined with our unwavering focus on providing excellent customer service. Recent customer wins have demonstrated that our customers are accepting our improved operations and receptive of our enhanced service offerings, and we hope to see that trend continue as we become even stronger. In light of that, we are on track to hit or exceed our 15 cent earnings target for the first quarter. We are very excited about our future and believe IAA is well positioned to compete and generate higher returns for both our customers and our shareholders over the long term."

INVESTORS' CONFERENCE CALL

The Company previously announced that it will hold its fourth quarter 2003 investors' conference call on Friday, February 27 at 11:00 a.m. Eastern Time. To participate by phone, please dial 877-307-4802 and ask to be connected to the Insurance Auto Auctions earnings conference call. Investors may also access the call over the Internet at www.streetevents.com or by visiting the Company's Web site at www.iaai.com. A replay will be available until midnight EST on March 5, 2004. To listen to the replay, please dial 800-642-1687 and enter conference reservation code 5412994 when prompted.

ABOUT INSURANCE AUTO AUCTIONS, INC.

Insurance Auto Auctions, Inc., founded in 1982, a leader in automotive total loss and specialty salvage services in the United States, provides insurance companies with cost-effective, turnkey solutions to process and sell total-loss and recovered-theft vehicles. The Company currently has 75 sites across the United States.

SAFE HARBOR STATEMENT

Certain statements in this document contain forward-looking information that is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking information. In some cases, you can identify forward looking statements by our use of words such as "may, will, should, anticipates, believes, expects, plans, future, intends, could, estimate, predict, projects, targeting, potential or contingent," the negative of these terms or other similar expressions. The Company's actual results could differ materially from those discussed or implied herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company's annual report on Form 10-K for the fiscal year ended December 29, 2002 or subsequent quarterly reports. Among these risks are: changes in the market value of salvage; the quality and quantity of inventory available from suppliers; the ability to pass through increased towing costs; that vehicle processing time will improve; legislative or regulatory acts; competition; the availability of suitable acquisition candidates and greenfield opportunities; the ability to bring new facilities to expected earnings targets; the dependence on key insurance company suppliers; the ability of the Company and its outside consultants to successfully complete the re-design of the Company's information systems, both in a timely manner and according to costs and operational specifications; the ability of the Company to meet its obligations under its loan agreement and credit facility with its lenders; and the level of energy and labor costs.

 ADDITIONAL INFORMATION ABOUT INSURANCE AUTO AUCTIONS, INC. IS AVAILABLE ON THE
                         WORLD WIDE WEB AT www.iaai.com

                           FINANCIAL TABLES FOLLOW...


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                          INSURANCE AUTO AUCTIONS, INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (dollars in thousands except per share amounts)



                                                     THREE MONTH PERIOD ENDED        TWELVE MONTH PERIOD ENDED
                                                    --------------------------       --------------------------
                                                    DECEMBER 28,  DECEMBER 29,       DECEMBER 28,  DECEMBER 29,
                                                        2003          2002               2003          2002
                                                    --------------------------       --------------------------
                                                    (UNAUDITED)                       (UNAUDITED)
Revenues:
     Vehicle sales                                     $   7,620     $  13,083         $  39,963      $  71,352
     Fee income                                           43,525        39,358           169,687        162,845
                                                       ---------     ---------         ---------      ---------
                                                          51,145        52,441           209,650        234,197
Cost of sales:
     Vehicle cost                                          6,806        11,935            35,301         65,463
     Branch cost                                          35,901        30,728           135,157        125,530
                                                       ---------     ---------         ---------      ---------
                                                          42,707        42,663           170,458        190,993
                                                       ---------     ---------         ---------      ---------

         Gross Profit                                      8,438         9,778            39,192         43,204

Operating expense:
     Selling, general and administration                   7,810         7,230            30,225         27,711
     Business transformation costs                         1,027         1,813             3,902          8,067
                                                       ---------     ---------         ---------      ---------

     Earnings (loss) from operations                        (399)          735             5,065          7,426

Other (income) expense:
     Interest expense                                        426           (84)            1,505            678
     Interest income                                          65           (55)              (76)          (275)
                                                       ---------     ---------         ---------      ---------

     Earnings (loss) before income taxes                    (890)          874             3,636          7,023

Provision (benefit) for income taxes                        (560)          373             1,304          3,015
                                                       ---------     ---------         ---------      ---------

     Net earnings (loss)                               $    (330)    $     501         $   2,332      $   4,008
                                                       =========     =========         =========      =========

Earnings (loss) per share:
     Basic                                             $    (.03)    $     .04         $     .20      $     .33
                                                       =========     =========         =========      =========
     Diluted                                           $    (.03)    $     .04         $     .20      $     .32
                                                       =========     =========         =========      =========

Weighted average shares outstanding:
     Basic                                                11,518        12,271            11,652         12,235
     Effect of dilutive securities - stock options             -           235                80            296
                                                       ---------     ---------         ---------      ---------
     Diluted                                              11,518        12,506            11,732         12,531
                                                       =========     =========         =========      =========


                          INSURANCE AUTO AUCTIONS, INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 (dollars in thousands except per share amounts)



                                                                        DECEMBER 28,     DECEMBER 29,
                                                                            2003             2002
                                                                       --------------    -----------
ASSETS                                                                  (Unaudited)

Current assets:
     Cash and cash equivalents                                          $  15,486        $  10,027
     Accounts receivable, net                                              48,375           45,594
     Inventories                                                           13,602           11,158
     Other current assets                                                   3,099            3,571
                                                                        ---------        ---------
            Total current assets                                           80,562           70,350
                                                                        ---------        ---------

Property and equipment, net                                                60,187           49,342
Deferred income taxes                                                       9,788            7,663
Intangible assets, net                                                      2,101            1,710
Goodwill, net                                                             135,062          130,474
Other assets                                                                   93              111
                                                                        ---------        ---------
                                                                        $ 287,793        $ 259,650
                                                                        =========        =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                   $  35,005        $  28,656
     Accrued liabilities                                                   14,209           15,312
     Obligations under capital leases                                       2,822            2,552
     Current installments of long-term debt                                 7,547               43
                                                                        ---------        ---------
         Total current liabilities                                         59,583           46,563
                                                                        ---------        ---------

Deferred income taxes                                                      17,748           14,835
Other liabilities                                                           2,598            2,736
Obligation under capital leases                                             1,891            1,355
Long-term debt, excluding current installments                             16,887               59
                                                                        ---------        ---------
         Total liabilities                                                 98,707           65,548
                                                                        ---------        ---------

Shareholders' equity:
     Preferred stock, par value of $.001 per share
         Authorized 5,000,000 shares; none issued                               -                -
     Common stock, par value of $.001 per share
         Authorized 20,000,000 shares; 12,325,482 shares issued and
         11,518,273 outstanding as of December 28, 2003; and
         12,292,599 shares issued and outstanding as of                        12               12
          December 29, 2002
     Additional paid-in capital                                           144,935          144,420
     Treasury stock, 807,209 shares                                        (8,012)               -
     Deferred compensation related to restricted stock                         29                -
     Accumulated other comprehensive income (loss)                           (625)            (745)
     Retained earnings                                                     52,747           50,415
                                                                        ---------        ---------
         Total shareholders' equity                                       189,086          194,102
                                                                        ---------        ---------
                                                                        $ 287,793        $ 259,650
                                                                        =========        =========

                          INSURANCE AUTO AUCTIONS, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)


                                                                                              YEAR ENDED
                                                                                     ---------------------------
                                                                                     DECEMBER 28,    DECEMBER 29,
                                                                                         2003            2002
                                                                                     -----------    ------------
                                                                                     (Unaudited)
Cash flows from operating activities:
Net earnings                                                                           $  2,332      $  4,008
Adjustments to reconcile net earnings to net cash
   provided by operating activities:
     Depreciation and amortization                                                       10,661         9,901
     Loss (gain) on disposal of fixed assets                                                 54          (104)
     Loss (gain) on change in fair market value of derivative financial instrument         (307)          307
     Deferred compensation related to restricted stock                                       29             -

     Changes in assets and liabilities (excluding effects of acquired companies): (Increase) decrease in:
         Accounts receivable, net                                                          (752)        9,180
         Inventories                                                                     (2,442)        2,347
         Other current assets                                                               489           594
         Other assets                                                                      (975)          (64)
       Increase (decrease) in:
         Accounts payable                                                                 6,349       (12,795)
         Accrued liabilities                                                               (878)        2,289
         Income taxes, net                                                                  788         2,827
                                                                                       --------      --------
            Total adjustments                                                            13,016        14,482
                                                                                       --------      --------
     Net cash provided by operating activities                                           15,348        18,490
                                                                                       --------      --------

Cash flows from investing activities:
   Capital expenditures                                                                 (16,343)      (15,241)
   Investments, net                                                                           -         2,643
   Proceeds from disposal of property and equipment                                          60           187
   Payments made in connection with acquisitions, net of cash acquired                   (7,872)       (1,510)
                                                                                       --------      --------
      Net cash used in investing activities                                             (24,155)      (13,921)
                                                                                       --------      --------

Cash flows from financing activities:
   Proceeds from issuance of common stock                                                   515         1,845
   Proceeds from term loan                                                               30,000             -
   Principal payments on long-term debt                                                  (5,668)      (20,041)
   Purchase of treasury stock                                                            (8,012)            -
   Principal payments - capital leases                                                   (2,569)         (813)
                                                                                       --------      --------
Net cash provided (used) by financing activities                                         14,266       (19,009)
                                                                                       --------      --------

Net increase (decrease) in cash and cash equivalents                                      5,459       (14,440)

Cash and cash equivalents at beginning of period                                         10,027        24,467
                                                                                       --------      --------

Cash and cash equivalents at end of period                                             $ 15,486      $ 10,027
                                                                                       ========      ========

Supplemental disclosures of cash flow information: Cash paid or refunded during the period for:
     Interest                                                                          $  1,639      $  1,433
                                                                                       ========      ========
     Income taxes paid                                                                 $    855      $  2,492
                                                                                       ========      ========
     Income taxes refunded                                                             $  1,390      $  3,860
                                                                                       ========      ========
   Non-cash financing activities:
      Property and equipment additions resulting from capital leases                   $  3,375      $  4,720
                                                                                       ========      ========
